Exhibit 99.1

Ormat Technologies Contact: Smadar Lavi VP Head of IR and ESG Planning & Reporting 775-356-9029 (ext. 65726) slavi@ormat.com	Investor Relations Agency Contact: Alec Steinberg or Joseph Caminiti Alpha IR Group 312-445-2870 ORA@alpha-ir.com

ORMAT TECHNOLOGIES REPORTS FIRST QUARTER 2023 FINANCIAL RESULTS

CONTINUED GROWTH IN ELECTRICITY SEGMENT AND BENEFITS FROM INFLATION REDUCTION ACT DROVE SIGNIFICANT EXPANSION IN EARNINGS AND ADJUSTED EBITDA

HIGHLIGHTS

●	TOTAL NET INCOME GREW BY 57.5% AND OPERATING INCOME INCREASED BY 17.9% SUPPORTED BY IRA BENEFITS AND CONTRIBUTION FROM NEW ASSETS

●	ADJUSTED EBITDA GREW BY 14.5% IN LINE WITH FULL YEAR RUN RATE GUIDANCE

●	NEW CAPACITY OF 50MW IN OUR STORAGE AND ELECTRICITY SEGMENTS

RENO, Nev. May 9, 2023, Ormat Technologies, Inc. (NYSE: ORA), a leading geothermal, energy storage, solar PV and recovered energy power company, today announced financial results for the first quarter ended March 31, 2023.

KEY FINANCIAL RESULTS

(Dollars in millions, except per share)	Q1 2023		Q1 2022	Change (%)
GAAP Measures
Revenues
Electricity	170.3		162.5	4.8%
Product	10.0		14.6	(31.4	) %
Energy Storage & Management Services	4.9		6.6	(25.6	) %
Total Revenues	185.2		183.7	0.8%

Gross margin (%)
Electricity	44.4%		41.8%
Product	6.9%		6.9%
Energy Storage & Management Services	(3.6	) %	13.5%
Gross margin (%)	41.1%		38.1%

Operating income	53.2		45.1	17.9%
Net income attributable to the Company’s stockholders	29.0		18.4	57.5%
Diluted EPS ($)	0.51		0.33	54.5%

Non-GAAP Measures
Adjusted Net income attributable to the Company’s stockholders	29.0		19.9	45.8%
Adjusted Diluted EPS ($)	0.51		0.35	45.7%
Adjusted EBITDA[1]	123.5		107.9	14.5%

“Ormat had a strong start to the year, delivering a 57% improvement in net income over the same period last year and record first quarter Adjusted EBITDA. Our Electricity segment led the growth compared to the previous year first quarter, driven by the contributions from capacity additions of our newly built assets. The strategic portfolio expansions at our CD4, Tungsten and Heber 2 plants, which were completed last year, further supports the expected growth of our revenues and operating income.” said Doron Blachar, Ormat’s Chief Executive Officer.

“As we enter the second quarter of the year, we successfully commenced operation at our new 25MW North Valley geothermal power plant and at the new 6MW Brady solar facility. In our storage segment, we have successfully begun operations on 19MW/19MWh battery storage facilities and expect to start operation of additional two projects with a total capacity of 45MW/45MWh in the second quarter. These new projects are expected to support improved storage margin performance for the segment across the remainder of the year and onward. We also plan to commence commercial operation at our newly built Heber 1 power plant by the end of the second quarter, further strengthening our growth trajectory. This expanded portfolio is expected to allow us to generate even stronger Adjusted EBITDA, earnings, and improved net income going forwards, supported by additional Production Tax Credits (PTC) and Investment Tax Credits (ITC).”

Blachar added, “We remain confident in our ability to meet our operating capacity goals and long-term financial targets. We also expect to continue capturing the direct benefits related to the Inflation Reduction Act (IRA) that are expected to meaningfully enhance our net income results. We believe the demand for renewable energy and storage remains strong and we anticipate continued capacity and revenue growth across our operating segments.”

FINANCIAL AND RECENT BUSINESS HIGHLIGHTS

•	Net income attributable to the Company’s stockholders and diluted EPS for the first quarter of 2023 increased 57.5% and 54.5%, respectively, versus the prior year.

•

Adjusted EBITDA for the first quarter of 2023 was $123.5 million, an increase of 14.5% compared to $107.9 million in 2022, driven by improved operating income results in the Electricity segment including higher income related to tax equity transactions supported by the recognition of PTCs associated mainly with CD4.

•

Electricity segment revenues increased 4.8% for the first quarter of 2023, compared to 2022, supported by contributions from Ormat’s portfolio expansion efforts in 2022, including the addition of the CD4, Tungsten, and Heber 2 geothermal power plants.

•

Product segment revenues decreased by 31.4% for the first quarter of 2023, compared to 2022, due primarily to the timing of revenue recognition compared to the prior year period. Despite this year-over-year top line decline, we expect to see an increase in revenue year-over-year and anticipate improved margins going forward, supported by an improved backlog. As such, the Company expects the Product segment results for the full year to come in near the high end of the guidance range.

•	Product segment backlog stands at $147 million as of May 9, 2023.

•	Energy Storage segment revenues decreased 25.6% for the first quarter of 2023, compared to 2022, driven primarily by lower energy rates captured by the PJM facilities.

•	In addition, since the beginning of the year, the Company:

◦	Commenced commercial operation of the 25MW North Valley project in Nevada. This project is selling energy to NV Energy under a 25-year long term contract.

◦

Commenced commercial operations at two battery storage facilities for 19MW of combined capacity, with these projects becoming eligible for ITCs for the first time which will allow Ormat to reduce its income taxes and meaningfully improve the economics of these projects.

◦

Commenced commercial operation of the 6MW Brady Solar project in Nevada that will be used for the ancillary needs of the geothermal power plant and should allow us to sell more electricity from the nearby geothermal power plant to Southern California Public Power Authority (SCPPA) under the SCPPA portfolio power purchase agreement (PPA).

2023 GUIDANCE

•	Total revenues of between $823 million and $858 million.

•	Electricity segment revenues between $670 million and $685 million.

•	Product segment revenues of between $120 million and $135 million.

•	Energy Storage revenues of between $33 million and $38 million.

•	Adjusted EBITDA to be between $480 million and $510 million.

◦	Adjusted EBITDA attributable to minority interest of approximately $36 million.

The Company provides a reconciliation of Adjusted EBITDA, a non-GAAP financial measure for the three months ended March 31, 2023, and 2022. However, the Company does not provide guidance on net income and is unable to provide a reconciliation for its Adjusted EBITDA guidance range to net income without unreasonable efforts due to high variability and complexity with respect to estimating certain forward-looking amounts. These include impairments and disposition and acquisition of business interests, income tax expense, and other non-cash expenses and adjusting items that are excluded from the calculation of Adjusted EBITDA.

DIVIDEND

On May 9, 2023, the Company’s Board of Directors declared, approved, and authorized payment of a quarterly dividend of $0.12 per share pursuant to the Company’s dividend policy. The dividend will be paid on June 6, 2023, to stockholders of record as of the close of business on May 23, 2023. In addition, the Company expects to pay a quarterly dividend of $0.12 per share in each of the next two quarters.

CONFERENCE CALL DETAILS

Ormat will host a conference call to discuss its financial results and other matters discussed in this press release on Wednesday, May 10, 2023, at 9:00 a.m. ET.

Participants within the United States and Canada, please dial 1-888-770-2286, approximately 15 minutes prior to the scheduled start of the call. If you are calling outside of the United States and Canada, please dial +1-646-960-0440. Access code for the call is 9122486. Please request the “Ormat Technologies, Inc. call” when prompted by the conference call operator. The conference call will also be accompanied by a webcast live on the Investor Relations section of the Company's website.

A replay will be available one hour after the end of the conference call. To access the replay within the United States and Canada, please dial 1-800-770-2030. From outside of the United States and Canada, please dial +1-647-362-9199. Please use the replay access code 9122486. The webcast will also be archived on the Investor Relations section of the Company's website.

ABOUT ORMAT TECHNOLOGIES

With over five decades of experience, Ormat Technologies, Inc. is a leading geothermal company and the only vertically integrated company engaged in geothermal and recovered energy generation (“REG”), with robust plans to accelerate long-term growth in the energy storage market and to establish a leading position in the U.S. energy storage market. The Company owns, operates, designs, manufactures and sells geothermal and REG power plants primarily based on the Ormat Energy Converter – a power generation unit that converts low-, medium- and high-temperature heat into electricity. The Company has engineered, manufactured and constructed power plants, which it currently owns or has installed for utilities and developers worldwide, totaling approximately 3,200 MW of gross capacity. Ormat leveraged its core capabilities in the geothermal and REG industries and its global presence to expand the Company’s activity into energy storage services, solar Photovoltaic (PV) and energy storage plus Solar PV. Ormat’s current total generating portfolio is 1,208 MW with a 1,101 MW geothermal and solar generation portfolio that is spread globally in the U.S., Kenya, Guatemala, Indonesia, Honduras, and Guadeloupe, and a 107 MW energy storage portfolio that is located in the U.S.

ORMAT’S SAFE HARBOR STATEMENT

Information provided in this press release may contain statements relating to current expectations, estimates, forecasts and projections about future events that are "forward-looking statements" as defined in the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, included in this press release that address activities, events or developments that we expect or anticipate will or may occur in the future, including such matters as our projections of annual revenues, expenses and debt service coverage with respect to our debt securities, future capital expenditures, business strategy, competitive strengths, goals, development or operation of generation assets, market and industry developments and the growth of our business and operations, are forward-looking statements. When used in this press release, the words “may”, “will”, “could”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “projects”, “potential”, or “contemplate” or the negative of these terms or other comparable terminology are intended to identify forward-looking statements, although not all forward-looking statements contain such words or expressions. These forward-looking statements generally relate to Ormat's plans, objectives and expectations for future operations and are based upon its management's current estimates and projections of future results or trends. Although we believe that our plans and objectives reflected in or suggested by these forward-looking statements are reasonable, we may not achieve these plans or objectives. Actual future results may differ materially from those projected as a result of certain risks and uncertainties and other risks described under "Risk Factors" as described in Ormat’s Form 10-K filed with the Securities and Exchange Commission (“SEC”) on February 24, 2023, and from time to time, in Ormat’s quarterly reports on Form 10-Q that are filed with the SEC.

These forward-looking statements are made only as of the date hereof, and, except as legally required, we undertake no obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise.

ORMAT TECHNOLOGIES, INC AND SUBSIDIARIES

Condensed Consolidated Statement of Operations

For the Three-Month periods Ended March 31, 2023, and 2022

	Three Months Ended March 31,
	2023	2022
	(Dollars in thousands, except per share data)
Revenues:
Electricity	170,310	162,525
Product	10,042	14,628
Energy storage	4,880	6,557
Total revenues	185,232	183,710
Cost of revenues:
Electricity	94,758	94,521
Product	9,351	13,613
Energy storage	5,054	5,671
Total cost of revenues	109,163	113,805
Gross profit	76,069	69,905
Operating expenses:
Research and development expenses	1,288	1,064
Selling and marketing expenses	3,948	4,365
General and administrative expenses	17,667	17,572
Write-off of Energy Storage projects and assets	—	1,826
Operating income	53,166	45,078
Other income (expense):
Interest income	1,851	342
Interest expense, net	(23,631)	(21,081)
Derivatives and foreign currency transaction gains (losses)	(1,937)	260
Income attributable to sale of tax benefits	12,566	7,705
Other non-operating income (expense), net	60	75
Income from operations before income tax and equity in earnings (losses) of investees	42,075	32,379
Income tax (provision) benefit	(8,885)	(10,163)
Equity in earnings (losses) of investees, net	271	577
Net income	33,461	22,793
Net income attributable to noncontrolling interest	(4,432)	(4,363)
Net income attributable to the Company's stockholders	29,029	18,430
Earnings per share attributable to the Company's stockholders:
Basic:	0.51	0.33
Diluted:	0.51	0.33
Weighted average number of shares used in computation of earnings per share attributable to the Company's stockholders:
Basic	56,710	56,063
Diluted	57,104	56,366

ORMAT TECHNOLOGIES, INC AND SUBSIDIARIES

Condensed Consolidated Balance Sheet

For the Periods Ended March 31, 2023, and December 31, 2022

	March 31, 2023	December 31, 2022
ASSETS
Current assets:	(Dollars in thousands)
Cash and cash equivalents	414,856	95,872
Restricted cash and cash equivalents	107,466	130,804
Receivables:
Trade	144,199	128,818
Other	36,409	32,415
Inventories	45,447	22,832
Costs and estimated earnings in excess of billings on uncompleted contracts	17,136	16,405
Prepaid expenses and other	45,474	29,571
Total current assets	810,987	456,717
Investment in unconsolidated companies	119,185	115,693
Deposits and other	36,920	39,762
Deferred income taxes	155,966	161,365
Property, plant and equipment, net	2,541,677	2,493,457
Construction-in-process	905,505	893,198
Operating leases right of use	22,770	23,411
Finance leases right of use	4,277	3,806
Intangible assets, net	327,537	333,845
Goodwill	90,446	90,325
Total assets	5,015,270	4,611,579

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable and accrued expenses	172,751	149,423
Billings in excess of costs and estimated earnings on uncompleted contracts	24,651	8,785
Current portion of long-term debt:
Limited and non-recourse (primarily related to VIEs):	63,465	64,044
Full recourse	110,706	101,460
Financing Liability	15,454	16,270
Operating lease liabilities	2,381	2,347
Finance lease liabilities	1,552	1,581
Total current liabilities	390,960	343,910
Long-term debt, net of current portion:
Limited and non-recourse:	504,460	521,885
Full recourse:	742,222	676,512
Convertible senior notes	421,376	420,805
Financing liability	220,603	225,759
Operating lease liabilities	19,421	19,788
Finance lease liabilities	2,732	2,262
Liability associated with sale of tax benefits	159,305	166,259
Deferred income taxes	78,613	83,465
Liability for unrecognized tax benefits	6,581	6,559
Liabilities for severance pay	12,394	12,833
Asset retirement obligation	99,192	97,660
Other long-term liabilities	11,021	3,317
Total liabilities	2,668,880	2,581,014

Commitments and contingencies
Redeemable noncontrolling interest	9,361	9,590

Equity:
The Company's stockholders' equity:
Common stock	60	56
Additional paid-in capital	1,560,445	1,259,072
Treasury stock, at cost	(17,964)	(17,964)
Retained earnings	646,204	623,907
Accumulated other comprehensive income (loss)	(4,209)	2,500
Total stockholders' equity attributable to Company's stockholders	2,184,536	1,867,571
Noncontrolling interest	152,493	153,404
Total equity	2,337,029	2,020,975
Total liabilities, redeemable noncontrolling interest and equity	5,015,270	4,611,579

ORMAT TECHNOLOGIES, INC AND SUBSIDIARIES

Reconciliation of EBITDA and Adjusted EBITDA

For the Three-Month Periods ended March 31, 2023, and 2022

We calculate EBITDA as net income before interest, taxes, depreciation, amortization and accretion. We calculate Adjusted EBITDA as net income before interest, taxes, depreciation, amortization and accretion, adjusted for (i) mark-to-market gains or losses from accounting for derivatives, (ii) stock-based compensation, (iii) merger and acquisition transaction costs, (iv) gain or loss from extinguishment of liabilities, (v) cost related to a settlement agreement, (vi) non-cash impairment charges; (vii) write-off of unsuccessful exploration activities; and (viii) other unusual or non-recurring items. We adjust for these factors as they may be non-cash, unusual in nature and/or are not factors used by management for evaluating operating performance. We believe that presentation of these measures will enhance an investor’s ability to evaluate our financial and operating performance. EBITDA and Adjusted EBITDA are not measurements of financial performance or liquidity under accounting principles generally accepted in the United States, or U.S. GAAP, and should not be considered as an alternative to cash flow from operating activities or as a measure of liquidity or an alternative to net earnings as indicators of our operating performance or any other measures of performance derived in accordance with U.S. GAAP. Our Board of Directors and senior management use EBITDA and Adjusted EBITDA to evaluate our financial performance. However, other companies in our industry may calculate EBITDA and Adjusted EBITDA differently than we do.

Starting in the fourth quarter of 2022, we include accretion expenses related to asset retirement obligation in the adjustments to net income when calculating EBITDA and adjusted EBITDA. The presentation of EBITDA and adjusted EBITDA includes accretion expenses for the three months ended March 31, 2023, however, the prior year has not been recast to include accretion expenses as the amounts were immaterial.

The following table reconciles net income to EBITDA and Adjusted EBITDA for the three-month periods ended March 31, 2023, and 2022:

	Three Months Ended March 31,
	2023	2022
	(Dollars in thousands)
Net income	33,461	22,793
Adjusted for:
Interest expense, net (including amortization of deferred financing costs	21,780	20,739
Income tax provision (benefit)	8,885	10,163
Adjustment to investment in an unconsolidated company: our proportionate share in interest expense, tax and depreciation and amortization in Sarulla	2,982	2,124
Depreciation and amortization	52,396	46,769
EBITDA	119,504	102,588
Mark-to-market gains or losses from accounting for derivative	993	277
Stock-based compensation	2,990	2,814
Write-off related to Storage projects and activity	—	1,825
Allowance for bad debt	—	115
Merger and acquisition transaction costs	—	249
Adjusted EBITDA	123,487	107,868

ORMAT TECHNOLOGIES, INC AND SUBSIDIARIES

Reconciliation of Adjusted Net Income attributable to the Company's stockholders and Adjusted EPS

For the Three-month periods ended March 31, 2023, and 2022

Adjusted Net Income attributable to the Company's stockholders and Adjusted EPS are adjusted for one-time expense items that are not representative of our ongoing business and operations. The use of Adjusted Net income attributable to the Company's stockholders and Adjusted EPS is intended to enhance the usefulness of our financial information by providing measures to assess the overall performance of our ongoing business.

The following tables reconciles Net income attributable to the Company's stockholders and Adjusted EPS for the three-month periods ended March 31, 2023, and 2022.

	Three Months Ended March 31,
	2023	2022
(in millions, except for EPS)
GAAP Net income attributable to the Company's stockholders	$29.0	$18.4

Write-off of related to Energy Storage projects and activity	$—	1.4

Adjusted Net income attributable to the Company's stockholders	$29.0	$19.9

GAAP diluted EPS	$0.51	$0.33
Write-off of related to Energy Storage projects and activity	$—	0.02
Diluted Adjusted EPS	$0.51	$0.35